Exhibit 10.120

PUGET SOUND POWER & LIGHT COMPANY
P.O. Box 97034, OBC-15
Bellevue, Washington 98009-9734
(206) 454-6363

Chairman of the Board                               April 24, 1991


Mr. William S. Weaver
10 E. Roanoke, #18
Seattle, Washington 98102

Dear Bill:

In accord with our earlier discussions, I would like to offer you employment as an executive of Puget Sound Power & Light Company commencing July 1, 1991, as follows:

1. Your position would be an Executive Vice President and Chief Financial Officer. You would report directly to me as Chairman of the Board and C.E.O. The responsibilities of the position would include Finance and Accounting, Rates, Planning and Subsidiaries.

2. Annual base salary would be $165,000. You will participate in the annual officer's incentive plan with a target award of 25% of salary - while your annual objective from Puget's long term officer incentive award will be 50% of salary. Upon completing five years of service with Puget Power you will be entitled to receive retirement benefits with credit for all service with Perkins Coie from 6/1/68 as if you had started with Puget on that date. During such five year period, you shall receive 3 years of credit for Perkins Coie service for each one year of service with the company.

On the date of your employment with the Company, you will be granted a number of phantom shares equaling $200,000. The shares will mature and the value will be paid to you, subject to continued employment, as follows:

Anniversary of Employment     Phantom Shares Vested & Paid
_________________________     ____________________________

      July 1, 1993                        33 1/3%
      July 1, 1994                        33 1/3%
      July 1, 1995                        33 1/3%

The values of each phantom share will be the market price on the vesting date, plus the dividends paid on each such share during the period the phantom right is held.

In addition, a one time payment of $25,000 will be made to you on employment to compensate for the immediate expenses associated with your employment change.

3. You will be nominated and elected a Director of the Company at the regular meeting of the board in July.

I do want you to know how very pleased I am with your joining the Company. As I prepare to leave, the knowledge that you are on board helping guide the old ship will let this sailor sleep a bit better.

Sincerely,

John W. Ellis
_______________
John W. Ellis
Chairman of the Board
and Chief Executive Officer






Accepted by William S. Weaver on ____________________, 1991.


________________________
William S. Weaver